Calculation of Filing Fee Tables
S-3
Douglas Emmett Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Depositary shares	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Rights	457(r)				0.0001531
Fees to be Paid	6	Other	Stock purchase contracts	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[2]	See offering note 1.

[3]	See offering note 1. Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

[4]	See offering note 1.

[5]	See offering note 1.

[6]	See offering note 1.

[7]	See offering note 1. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A